UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24159	54-1696103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia	20117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2009, Middleburg Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Scott & Stringfellow, LLC for the sale of 1,700,000 shares (the “Firm Shares”) of its common stock, $2.50 par value per share (the “Common Stock”), in a public offering. In addition, pursuant to the Underwriting Agreement, the Company granted the underwriter an option to purchase up to 208,598 additional shares of Common Stock (the “Additional Shares,” and together with the Firm Shares, the “Shares”). The public offering price was $10.75 per share. Pursuant to the Underwriting Agreement, the Company’s directors, executive officers and holders of 10% or more of the Company’s outstanding shares of common stock may purchase up to 225,000 shares in the offering. The underwriting discounts and commissions were $0.645 per share on shares purchased by the public and $0.376 per share on shares purchased by the Company’s directors, executive officers and holders of 10% or more of the Company’s outstanding shares of common stock. The net proceeds of the offering, after underwriting discounts and commissions, are expected to be approximately $17.2 million (approximately $19.3 million if the option to purchase the Additional Shares is exercised in full), assuming the purchase of 225,000 shares by the Company’s directors, executive officers and holders of 10% or more of the Company’s outstanding shares of common stock. The closing of the offering is expected to occur on or about July 31, 2009.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-160422), filed July 2, 2009 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated July 27, 2009 and a final prospectus supplement dated July 27, 2009.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.01.

Item 8.01	Other Events.

On July 28, 2009, the Company issued a press release announcing the pricing of the public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Underwriting Agreement between Middleburg Financial Corporation and Scott and Stringfellow, LLC

99.1	Press release issued July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: July 28, 2009	By:	/s/ Gary R. Shook
Gary R. Shook
President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Underwriting Agreement between Middleburg Financial Corporation and Scott and Stringfellow, LLC

99.1	Press release issued July 28, 2009.